Calculation of Filing Fee Tables
F-1
Lixiang Education Holding Co. Ltd.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Ordinary Shares, US$0.0001 par value per share, as represented by American Depositary Shares.	Other	20,000,000,000	$ 0.00153	$ 30,600,000.00	0.0001381	$ 4,225.86
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 30,600,000.00		$ 4,225.86
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 4,225.86
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the Class A ordinary shares, par value US$0.0001 per share, or Class A Ordinary Shares as represented by American Depositary Shares, or ADSs, registered hereby also include an indeterminate number of additional Class A Ordinary Shares to be issued as a result of share splits, stock dividends or similar transactions. Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act The Registrant will not receive any proceeds from the sale of its ADSs by the selling shareholders. Consists of 20,000,000,000 Class A ordinary shares represented by 20,000,000 ADSs. All 20,000,000 ADSs are to be offered for resale by the selling shareholders named in the prospectus contained in this Registration Statement on Form F-1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date